Exhibit (a)(21)

                             ARTICLES SUPPLEMENTARY


                         SANFORD C. BERNSTEIN FUND, INC.


     SANFORD C. BERNSTEIN FUND, INC. (the "Corporation"), a Maryland corporation with its principal office in the State of Maryland in Baltimore, Maryland, does hereby certify to the State Department of Assessments and Taxation that:

1. The Corporation is registered as an open-end company under the Investment Company Act of 1940, as amended.

2. The number of authorized shares of capital stock of the Corporation is currently Seven Billion Eight Hundred Million (7,800,000,000) shares, with a par value of $.001 per share and an aggregate par value of Seven Million Eight Hundred Thousand Dollars ($7,800,000). The number of authorized shares of capital stock of the Corporation is increased hereby by Four Hundred Million (400,000,000) shares to Eight Billion Two Hundred Million (8,200,000,000) shares, with a par value of $.001 per share and an aggregate par value of Eight Million Two Hundred Thousand Dollars ($8,200,000).

3. The additional Four Hundred Million (400,000,000) shares of capital stock of the Corporation authorized in these Articles Supplementary are hereby classified as Two Hundred Million (200,000,000) additional shares of each of the Short Duration Plus and the International Portfolios of the Corporation (each a "Portfolio") and within each such Portfolio as Class R shares of the Portfolio. The unissued shares of each other class of each Portfolio are also reclassified pursuant to these Articles Supplementary, but without changing the respective number of currently authorized shares of each such class.

4. The shares classified as set forth in paragraph 3 above shall have the relative preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in Article V of the Articles of Incorporation, as amended, and shall be subject to all provisions of the Charter relating to shares generally and to the following:

         (a) The dividends and distributions of investment income and capital gains with respect to the classes of stock comprising a Portfolio, as defined in Paragraph 3 above, shall be in such amounts as may be declared from time to time by the Board of Directors, and such dividends and distributions may vary among the classes of stock comprising a Portfolio to reflect differing allocations of the expenses and liabilities of the Corporation and of the Portfolio among the classes of stock comprising the Portfolio and any resultant differences among the net asset values per share of the classes of stock comprising the Portfolio, to such extent and for such purposes as the Board of Directors may deem appropriate. The allocation of investment income and losses, realized and unrealized capital gains and losses, expenses and liabilities of the Corporation and of a Portfolio among the classes of stock comprising the Portfolio and any other class of stock of the Corporation and the determination of their respective net asset values, dividends and distributions, and rights upon liquidation or dissolution of the Corporation or

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liquidation of a Portfolio shall be determined by the Board of Directors in accordance with law and in a manner that is consistent with Rule 18f-3 of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and any existing or future amendment to such rule or any rule or interpretation under the Investment Company Act that modifies, is an authorized alternative to, or supersedes such rule.

         (b) At such times (which may vary between and among the holders of particular classes of stock comprising a Portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and from time to time reflected in the registration statement of the Corporation (the "Registration Statement"), shares or certain shares of a particular class of stock of a Portfolio may be automatically converted into shares of another class of stock of the Portfolio based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the Registration Statement. The terms and conditions of such conversion may vary within and among the classes to the extent determined by the Board of Directors (or with the authorization of the Board of Directors) by the officers of the Corporation and set forth in the Registration Statement.

         (c) The proceeds of the redemption of a share (including a fractional share) of any class of capital stock of a Portfolio shall be reduced by the amount of any contingent deferred sales charge, redemption fee, liquidation fee or other amount payable on such redemption.

5.       (a) The number of authorized shares of capital stock of all classes of the Corporation immediately prior to those Articles Supplementary becoming effective is Seven Billion Eight Hundred Million (7,800,000,000) shares, classified as follows:

            Name of Portfolio/Class                                            Number of Shares
            -----------------------                                            ----------------

         U.S. Government Short Duration                                         200,000,000

         Short Duration Plus/
                  AllianceBernstein Short Duration Class A                      200,000,000
                  AllianceBernstein Short Duration Class B                      200,000,000
                  AllianceBernstein Short Duration Class C                      200,000,000
                  Short Duration Plus                                           200,000,000

         Diversified Municipal/
                  AllianceBernstein Intermediate Diversified
                  Municipal Class A                                             400,000,000
                  AllianceBernstein Intermediate Diversified
                  Municipal Class B                                             400,000,000
                  AllianceBernstein Intermediate Diversified
                  Municipal Class C                                             400,000,000

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


                  Diversified Municipal Class                                   400,000,000
         Intermediate Duration                                                  600,000,000
         New York Municipal/
                  AllianceBernstein Intermediate
                  New York Municipal Class A                                    200,000,000
                  AllianceBernstein Intermediate
                  New York Municipal Class B                                    200,000,000
                  AllianceBernstein Intermediate
                  New York Municipal Class C                                    200,000,000
                  New York Municipal Class                                      200,000,000

         California Municipal
                  AllianceBernstein Intermediate
                  California Municipal Class A                                  200,000,000
                  AllianceBernstein Intermediate
                  California Municipal Class B                                  200,000,000
                  AllianceBernstein Intermediate
                  California Municipal Class C                                  200,000,000
                  California Municipal Class                                    200,000,000

         Short Duration California Municipal                                    100,000,000
         Short Duration Diversified Municipal                                   100,000,000
         Short Duration New York Municipal                                      100,000,000
         Tax-Managed International
                  AllianceBernstein Tax-Managed
                  International Class A:                                        200,000,000
                  AllianceBernstein Tax-Managed
                  International Class B                                         200,000,000
                  AllianceBernstein Tax-Managed
                  International Class C                                         200,000,000
                  Tax Managed International Class                               400,000,000

         Emerging Markets Value                                                 200,000,000

         International
                  AllianceBernstein International
                  Class A                                                       200,000,000
                  AllianceBernstein International
                  Class B                                                       200,000,000


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
                  AllianceBernstein International
                  Class C                                                       200,000,000
                  International Class                                           600,000,000

Unclassified                                                                    300,000,000
                                                                             --------------

Total                                                                         7,800,000,000


   (b) Upon these Articles Supplementary becoming effective, the number of authorized shares of capital stock of all classes of the Corporation will be Eight Billion Two Hundred Million (8,200,000,000) shares, classified as follows:

                  Name of Portfolio/Class                                    Number of Shares
                  -----------------------                                    ----------------

         U.S. Government Short Duration 200,000,000

         Short Duration Plus/
                  AllianceBernstein Short Duration Class A                      200,000,000
                  AllianceBernstein Short Duration Class B                      200,000,000
                  AllianceBernstein Short Duration Class C                      200,000,000
                  AllianceBernstein Short Duration Class R                      200,000,000
                  Short Duration Plus                                           200,000,000

         Diversified Municipal/
                  AllianceBernstein Intermediate Diversified
                  Municipal Class A                                             400,000,000
                  AllianceBernstein Intermediate Diversified
                  Municipal Class B                                             400,000,000
                  AllianceBernstein Intermediate Diversified
                  Municipal Class C                                             400,000,000
                  Diversified Municipal Class                                   400,000,000

         Intermediate Duration                                                  600,000,000

         New York Municipal/
                  AllianceBernstein Intermediate
                  New York Municipal Class A                                    200,000,000
                  AllianceBernstein Intermediate
                  New York Municipal Class B                                    200,000,000
                  AllianceBernstein Intermediate
                  New York Municipal Class C                                    200,000,000
                  New York Municipal Class                                      200,000,000

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         California Municipal
                  AllianceBernstein Intermediate
                  California Municipal Class A                                  200,000,000
                  AllianceBernstein Intermediate
                  California Municipal Class B                                  200,000,000
                  AllianceBernstein Intermediate
                  California Municipal Class C                                  200,000,000
                  California Municipal Class                                    200,000,000
         Short Duration California Municipal                                    100,000,000

         Short Duration Diversified Municipal                                   100,000,000

         Short Duration New York Municipal                                      100,000,000

         Tax-Managed International

                  AllianceBernstein Tax-Managed
                  International Class A:                                        200,000,000
                  AllianceBernstein Tax-Managed
                  International Class B                                         200,000,000
                  AllianceBernstein Tax-Managed
                  International Class C                                         200,000,000
                  Tax Managed International Class                               400,000,000

         Emerging Markets Value                                                 200,000,000

         International
                  AllianceBernstein International
                  Class A                                                       200,000,000
                  AllianceBernstein International
                  Class B                                                       200,000,000
                  AllianceBernstein International
                  Class C                                                       200,000,000
                  AllianceBernstein International
                  Class R                                                       200,000,000
                  International Class                                           600,000,000

Unclassified                                                                    300,000,000
                                                                             --------------

Total                                                                         8,200,000,000

6. The Board of Directors of the Corporation increased the total number of authorized shares of capital stock of the Corporation pursuant to
         Section 2-105(c) of the Maryland General Corporation Law. The Board of
         Directors of the Corporation classified unissued


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


         shares of capital stock of the Corporation as provided in these Articles Supplementary under authority contained in the Charter.

     IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of the Corporation and acknowledge that it is the act and deed of the Corporation and state under penalty of perjury to the best of the knowledge, information and believe of each of them that the matters contained herein with respect to the approval and authorization hereof are true in all material respects.

Dated: December 1, 2003                     SANFORD C. BERNSTEIN FUND, INC.

                                                     /s/ Roger Hertog
                                            By:  _______________________________
                                            Name:  Roger Hertog
                                            Title:  President

WITNESS:
/s/ Christina Morse
--------------------------------
Name:  Christina Morse
Title:  Assistant Secretary